Exhibit 10.1

ALASKA AIR GROUP, INC.
2008 PERFORMANCE INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated __________, by and between ALASKA AIR GROUP, INC., a Delaware corporation (the “Corporation”), and _____________   (the “Participant”) evidences the award of stock units (the “Award”) granted by the Corporation to the Participant as to the number of stock units (the “Stock Units”) first set forth below.

Number of Stock Units1:	Award Date:
Performance Period:

Vesting1  The Award shall vest and become nonforfeitable as provided in Section 2 of the attached Terms and Conditions of Performance Stock Unit Award (the “Terms”).

The Award is granted under the Alaska Air Group, Inc. 2008 Performance Incentive Plan (the “Plan”) and subject to the Terms attached to this Agreement (incorporated herein by this reference) and to the Plan.  The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Award set forth herein.  The Participant acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

PARTICIPANT	ALASKA AIR GROUP, INC. a Delaware Corporation
_________________________________________	By: _____________________________________
William S. Ayer Chairman, President and CEO

1 Subject to adjustment under Section 7.1 of the Plan.

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TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AWARD

1.      Stock Units.  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to this Agreement.  The Stock Units shall not be treated as property or as a trust fund of any kind.

2.      Vesting.

(a)      Performance-Based Vesting.  Subject to Sections 2(b) and 7 below, the Award shall vest and become nonforfeitable based on the achievement of the performance goals established by the Administrator and set forth on Exhibit A attached hereto for the Performance Period identified on the cover page of this Agreement.  The number of Stock Units that vest and become payable under this Agreement shall be determined based on the level of results or achievement of targets for each of the Performance Goals as set forth in Exhibit A.  Except as otherwise expressly provided in Exhibit A, in Section 2(b) and in Section 7(b), any Stock Units subject to the Award that do not vest on or before the last day of the Performance Period pursuant to such provisions shall terminate as of the last day of the Performance Period.

(b)      Possible Acceleration.  Notwithstanding any other provision herein or in the Plan, the Award, to the extent then outstanding and not vested, shall become fully vested if (i) the Participant’s employment with the Corporation is terminated during the Performance Period by the Corporation without Cause or by the Participant for Good Reason, and (ii) such termination occurs at any time within the period commencing six (6) months before a Change of Control and ending twenty-four (24) months after such Change of Control (and in either case during the Performance Period).  (For these purposes, the terms “Cause,” “Change of Control” and “Good Reason” shall have the meanings ascribed to them in Exhibit B attached hereto.)  In the event that, upon the occurrence of a Change of Control, the Participant is entitled to accelerated vesting of the Award pursuant to this Section 2 in connection with a termination of the Participant’s employment prior to such Change of Control, the Award, to the extent it had not vested and was cancelled or otherwise terminated upon or prior to the date of such Change of Control solely as a result of such termination of employment, shall be reinstated (as though no such termination had occurred) and shall automatically become fully vested as of the date of the Change of Control (even if after the Performance Period but only if the termination of employment occurred during the Performance Period).

3.      Continuance of Employment.  Except as expressly provided in Section 2(b) and 7(b), the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7(a) below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation, interferes in any way with the right of the Corporation at any time to terminate such employment or services, or affects the right of the Corporation to increase or decrease the Participant’s

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other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

4.      Limitations on Rights Associated with Units.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

5.      Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

6.      Timing and Manner of Payment of Stock Units.  On or as soon as administratively practical following the date on which any Stock Units subject to this Award vest pursuant to Section 2 or Section 7(b) (and in all events within two and one-half months after such vesting event), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on such date.  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances that the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 7.
7.      Effect of Termination of Employment.

(a)      Except as expressly provided in Section 2(b) and in Section 7(b), the Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by the Corporation, regardless of the reason for the termination of the Participant’s employment with the Corporation.  If any unvested Stock Units are terminated hereunder (whether pursuant to Section 2, this Section 7 or otherwise), such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be, and the Participant shall have no right with respect thereto or in respect thereof.

(b)      Notwithstanding Section 7(a), if the Participant’s employment with the Corporation terminates during the Performance Period as a result of the Participant’s death, Total Disability or Retirement (as such terms are defined below), (i) the Participant’s Stock Units shall be subject to pro-rata vesting such that the number of Stock Units subject to the Award (if any) that shall become vested as of the conclusion of the Performance Period shall equal (A) the number of Stock Units subject to the Award that would have vested as of the conclusion of the Performance Period in accordance with Section 2(a) above (assuming no termination of employment had occurred), multiplied by (B) a fraction, the numerator of which shall be the number of whole months during the Performance Period the Participant was employed by or rendered services to the Corporation, and the denominator of which shall be the number

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of whole months in the Performance Period; and (ii) any Stock Units subject to the Award that do not vest in accordance with the foregoing clause (i) shall terminate as of the last day of the Performance Period.  If a Participant’s employment is terminated in the circumstances described in Section 2(b) and in the circumstances described in this Section 7(b), the provisions of Section 2(b) shall control.

(c)      For purposes of this Agreement, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).  For purposes of this Agreement, “Retirement” means that, as of the date of the termination of the Participant’s employment with the Corporation, the Participant has either (i) attained age 55 with at least five (5) full years of service with the Corporation, or (ii) has attained age 60, or (iii) is a participant in and is entitled to commence a benefit under a Corporation-sponsored defined benefit plan and has at least 10 years of service with the Corporation.

8.      Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.  No such adjustment shall be made with respect to any ordinary cash dividend paid on the Common Stock.  Furthermore, the Administrator shall adjust the performance measures and performance goals referenced in Section 2 hereof to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Corporation’s earnings, or (4) any other similar special circumstances.

9.      Tax Withholding.  Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation with respect to such distribution of shares at the minimum applicable withholding rates.  In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

10.      Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.      Plan.  The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement.  Unless otherwise

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expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

12.      Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.      Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14.      Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.      Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.      Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17.      Construction.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  This Agreement shall be construed and interpreted consistent with that intent.

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EXHIBIT A

PERFORMANCE GOALS

Subject to Sections 2(b) and 7 of this Agreement, the percentage of the Stock Units subject to the Award that vest will be determined in accordance with the chart below based on the Company’s Total Shareholder Return (TSR)Percentile Rank (as defined below) for the Performance Period.

TSR Percentile Rank	Percentage of Stock Units that Vest

Numerical Example

Assume that the Participant was granted an Award of [  ] Stock Units and the Corporation’s TSR Percentile Rank for the Performance Period was [  ].  In that case, the number of Stock Units subject to the Award that would vest would be [  ].  The remaining [  ] Stock Units subject to the Award that did not vest would terminate as of the end of the Performance Period.

Definitions

For purposes of the Award, the following definitions will apply:

“TSR” means total shareholder return and shall be determined with respect to the Corporation and any other company in the Airline Peer Group by dividing: (a) the sum of (i) the difference obtained by subtracting the Beginning Price from the Ending Price plus (ii) all dividends and other distributions paid on such company's common stock during the Performance Period by (b) the Beginning Price, with any non-cash distributions to be ascribed such dollar value as may be determined by or at the direction of the Administrator.

•
“Beginning Price” means, with respect to the Corporation and any other company in the Airline Peer Group, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the thirty (30) consecutive trading days ending with the first day of the Performance Period or, in the case of a company that is not traded on a stock exchange on the first day of the Performance Period, the average of the closing market prices of such company's common stock on the principal exchange on which such stock is thereafter first admitted to trading for the thirty (30) consecutive trading days commencing with the first day in the Performance Period on which such company's common stock is so traded.

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•
“Ending Price” means, with respect to the Corporation and any other company in the Airline Peer Group, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the thirty (30) consecutive trading days ending with the last day of the Performance Period.

•	“TSR Percentile Rank” means the ranking of the Corporation’s TSR among the TSRs for the companies (including the Corporation) comprising the Airline Peer Group identified below.

•	“Airline Peer Group” means the Corporation and each of the following companies:
o	Airtran Holdings,
o	AMR,
o	Continental Airlines,
o	Delta Air Lines,
o	ExpressJet Holdings,
o	JetBlue Airways,
o	Hawaiian Holdings Inc.,
o	Mesa Air Group Inc.,
o	Republic Airways Holdings,
o	SkyWest,
o	Southwest Airlines,
o	UAL, and
o	US Airways Group.

As contemplated by Section 8 of this Agreement, the Administrator shall make appropriate adjustments to the TSR Percentile Rank as it deems necessary or advisable to preserve the intended incentives and benefits of this Agreement to reflect any changes to the companies in the Airline Peer Group during the Performance Period, it being intended  that no new companies will be added to the Airline Peer Group for purposes of the Award (unless the company is a public company and is the successor to one or more of the companies identified above or to all or a substantial portion of the business of any such companies) and that a company that does not survive as a public company for the Performance Period (directly or through a successor to it or to all or a substantial portion of its business) shall be excluded.

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EXHIBIT B

DEFINITIONS

For purposes of the Award, the following terms shall have the meanings set forth is this Exhibit B.

“Cause” means the occurrence of any of the following:

(i)	the Participant is convicted of, or has pled guilty or nolo contendere to, a felony (other than traffic related offenses or as a result of vicarious liability); or

(ii)	the Participant has engaged in acts of fraud, material dishonesty or other acts of willful misconduct in the course of his duties to the Corporation; or

(iii)	the Participant willfully and repeatedly fails to perform or uphold his duties to the Corporation; or

(iv)	the Participant willfully fails to comply with reasonable directives of the Board which are communicated to him or her in writing;

provided, however, that no act or omission by the Participant shall be deemed to be “willful” if the Participant reasonably believed in good faith that such acts or omissions were in the best interests of the Corporation.

 “Change of Control” means the occurrence of any of the following:

(i)           the consummation of:

(A)           any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

(B)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation.

(ii)
at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors.  “Incumbent Directors” means (A) individuals who constitute the Board at the beginning of such period; and (B) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (A); and (C) individuals who were nominated or elected by individuals described in (B).

(iii)
any Person (meaning any individual, entity or group within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Corporation ordinarily (and apart from

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rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Corporation) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.

(iv)	approval by the stockholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.

Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Corporation and any affiliate thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.

Notwithstanding the foregoing, in no event shall a transaction or other event that occurred prior to the date of grant of the Award constitute a Change of Control, and no Change of Control after the first Change of Control to occur after the grant date shall be considered for purposes of the Award.

“Good Reason” means, without the Participant’s express written consent, the occurrence of any one or more of the following:

(i)	a material reduction in the Participant’s annual base salary;

(ii)	a material diminution or reduction of the Participant’s authority, duties, or responsibilities;

(iii)	a material change in the geographic location at which the Participant must perform services; or

(iv)	any material breach by the Corporation of any other provision of this Agreement;

provided, however, that any such condition shall not constitute “Good Reason” unless both (x) the Participant provides written notice to the Corporation of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition, and (y) the Corporation fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment with the Corporation shall not be treated as a termination for “Good Reason” unless such termination occurs not more than two (2) years following the initial existence of the condition claimed to constitute “Good Reason.”

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